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                                                                 EXHIBIT (A)(11)


Appreciate your shares in Cantv

The price you are being offered is too low

The price of shares in a tender offer must be higher than the price of the shares in the market, because the buyer is interested in controlling the company and, for that reason, the buyer pays more.

The price offered in the tender offer for Cantv's shares is substantially lower to those usually paid in this kind of transaction. In most cases, the offered price is more than 40% higher than the shares' value. The price offer in the tender offer for Cantv's shares does not reach 10%.

[Graph]

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
Announcement of AES' offer for CANTV                                            30 days prior    4.4%
                                                                                1 day prior      9.2%
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Premium offered by AES for EDC (one day before announcement)                    Original        74.0%
                                                                                Final          111.0%
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Transactions in Latin America (before the announcement)                         30 days prior   40.0%
                                                                                1 day prior     40.0%
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Global Hostile Transactions (before the announcement)                           30 days prior   40.8%
                                                                                1 day prior     36.3%
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Global Hostile Transactions for less than 100%                                  30 days prior   47.8%
         (before the announcement)                                              1 day prior     42.9%
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


Your shares (actions) have consequences for you as well as for Venezuela. Your shares (actions) have value.

                                                                    [CANTV LOGO]